EXECUTION COPY

                             SUB-ADVISORY AGREEMENT

                       ROBECO INVESTMENT MANAGEMENT, INC.

                  THIS SUB-ADVISORY AGREEMENT is made as of the 31st day of December 2007, among WT Mutual Fund, a Delaware statutory trust (the "FUND"), Rodney Square Management Corporation (the "ADVISER"), a corporation organized under the laws of the state of Delaware and Robeco Investment Management, Inc., a corporation organized under the laws of the state of Delaware (the "SUB-ADVISER").

                  WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 ACT"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest; and

                  WHEREAS, the Wilmington Multi-Manager Large-Cap Fund (the "PORTFOLIO") is a series of the Fund; and

                  WHEREAS, the Adviser acts as the investment adviser for the Portfolio pursuant to the terms of an Investment Advisory Agreement between the Fund and the Adviser under which the Adviser is responsible for the coordination of investment of the Portfolio's assets in portfolio securities; and

                  WHEREAS, the Adviser is authorized under the Investment Advisory Agreement to delegate its investment responsibilities to one or more persons or companies;

                  NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Fund, the Adviser and the Sub-Adviser agree as follows:

1. APPOINTMENT OF SUB-ADVISER. The Adviser and the Fund hereby appoint and employ the Sub-Adviser as a discretionary portfolio manager, on the terms and conditions set forth herein, of those assets of the Portfolio which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the "PORTFOLIO ACCOUNT"). The Adviser may, from time to time, make additions to and withdrawals, including cash and cash equivalents, from the Portfolio Account.

2. ACCEPTANCE OF APPOINTMENT. The Sub-Adviser accepts its appointment as a discretionary portfolio manager and agrees to use its professional judgment to make investment decisions for the Portfolio with respect to the investments of the Portfolio Account and to implement such decisions on a timely basis in accordance with the provisions of this Agreement.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Adviser with copies properly certified or authenticated of any amendment or supplement thereto:

     a. The Portfolio's Investment Advisory Agreement;

     b. The Fund's most recent effective registration statement and financial statements as filed with the Securities and Exchange Commission;

     c. The Fund's Agreement and Declaration of Trust and By-Laws; and

     d. Any policies, procedures or instructions adopted or approved by the Fund's Board of Trustees relating to obligations and services provided by the Sub-Adviser.

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4. PORTFOLIO MANAGEMENT SERVICES OF THE SUB-ADVISER. The Sub-Adviser is hereby employed and authorized to select portfolio securities for investment by the Portfolio, to purchase and to sell securities and other investments for the Portfolio Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with Sections 6 and 7 hereof and Schedule A hereto (as amended from time to time). In providing portfolio management services to the Portfolio Account, the Sub-Adviser shall be subject to and shall conform to such investment restrictions as are set forth in the 1940 Act and the rules thereunder, the Internal Revenue Code, applicable state securities laws, applicable statutes and regulations of foreign jurisdictions, the supervision and control of the Board of Trustees of the Fund, such specific instructions as the Board of Trustees may adopt and communicate to the Sub-Adviser, the investment objective, policies and restrictions of the Fund applicable to the Portfolio furnished pursuant to
Section 5 of this Agreement, the provisions of Schedule A and Schedule B hereto and other instructions communicated to the Sub-Adviser by the Adviser. The Sub-Adviser is not authorized by the Fund to take any action, including the purchase or sale of securities or other investments for the Portfolio Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Sub-Adviser shall maintain on behalf of the Fund the records listed in Schedule B hereto (as amended from time to time). At the Fund's reasonable request, the Sub-Adviser will consult with the Fund or with the Adviser with respect to any decision made by it with respect to the investments of the Portfolio Account.

5. INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS. The Fund will provide the Sub-Adviser with the statement of investment objective, policies and restrictions applicable to the Portfolio as contained in the Portfolio's Prospectus and Statement of Additional Information, all amendments or supplements to the Prospectus and Statement of Additional Information, and any instructions adopted by the Board of Trustees supplemental thereto. The Fund agrees, on an ongoing basis, to notify the Sub-Adviser in writing of each change in the fundamental and non-fundamental investment policies of the Portfolio and will provide the Sub-Adviser with such further information concerning the investment objective, policies, restrictions and such other information applicable thereto as the Sub-Adviser may from time to time reasonably request for performance of its obligations under this Agreement. The Fund retains the right, on written notice to the Sub-Adviser or the Adviser, to modify any such objective, policies or restrictions in accordance with applicable laws, at any time.

6. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by the custodian designated by the Fund (the "CUSTODIAN"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Portfolio Account, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Fund and to the administrator designated by the Fund or any other designated agent of the Fund, all investment orders for the Portfolio Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule B hereto (as amended from time to time). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.

7. ALLOCATION OF BROKERAGE. The Adviser shall have authority and discretion to select brokers and dealers (including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser, subject to conformance with the policies and procedures disclosed in the Fund's Prospectus and Statement of Additional Information and the policies and procedures adopted by the Fund's Board of Trustees. The Adviser will advise the Sub-Adviser of such selection in writing. The Adviser also may delegate to the Sub-Adviser the authority set forth in this Section 7 to select brokers and dealers (including brokers that may be affiliates of the Adviser or Sub-Adviser) to execute portfolio transactions initiated by the Sub-Adviser by providing written notice of such delegation to the Sub-Adviser and receiving written confirmation from the Sub-Adviser accepting such delegation.

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     a. In executing portfolio transactions, the Adviser will give primary consideration to securing best execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser or Sub-Adviser may be a party. Therefore, the Adviser, not the Sub-Adviser, will be responsible for securing best execution on portfolio transactions initiated by the Sub-Adviser.

     b. In retaining the discretion to select brokers and dealers, the Adviser acknowledges that the price the Portfolio Account pays or receives for a security may be different from the price paid or received by Sub-Adviser's other clients who utilize different brokers than the Portfolio Account.

     c. The Adviser agrees that it will not execute any portfolio transactions for the Portfolio Account with a broker or dealer which is (i) an affiliated person of the Fund, including the Adviser or any Sub-Adviser for any Portfolio of the Fund; or (ii) a principal underwriter of the Fund's shares, unless such transactions are executed in accordance with Rule 17e-1 of the 1940 Act and the Fund's Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1.

     d. In the event the Adviser delegates the authority to the Sub-Adviser to select brokers and dealers to execute transactions on behalf of the Portfolio:

        (1) the Sub-Adviser agrees that it will not execute any portfolio transactions for the Portfolio Account with a broker or dealer which is (i) an affiliated person of the Fund, the Adviser or any sub-adviser for any Portfolio of the Fund; (ii) a principal underwriter of the Fund's shares; or (iii) an affiliated person of such an affiliated person or principal underwriter, unless such transactions are (x) exempt under Rules 10f-3(b) or 17a-10, (y) executed in accordance with Rule 17e-1 of the 1940 Act and the Fund's Rule 17e-1 procedures, as adopted in accordance with Rule 17e-1 or (z) executed in accordance with Rule 10f-3(c) of the 1940 and the Fund's Rule 10f-3(c) procedures, as adopted in accordance with Rule 10f-3. The Adviser agrees that it will provide the Sub-Adviser with a list of such affiliated brokers and dealers; and

        (2) the Sub-Adviser acknowledges and agrees that in connection with the exemptions provided under Rules 10f-3(b), 12d3-1, and 17a-10 under the 1940 Act, the Sub-Adviser (i) will not consult with any other sub-adviser of the Portfolio, which is advising the Portfolio, concerning the Sub-Adviser or its affiliated persons' transactions with the Portfolio in securities or other assets of the Portfolio, and (ii) will be limited to providing investment advice with respect to the Portfolio Account.

8. PROXIES/PROCEEDINGS. The Sub-Adviser will vote all proxies solicited by or with respect to issuers of securities in which assets of the Portfolio Account may be invested from time to time. At the request of the Sub-Adviser, the Adviser shall provide the Sub-Adviser with its recommendations as to the voting of such proxies. The Sub-Adviser will not advise or act for the Fund in any legal proceedings, including bankruptcy or class action proceedings, regardless of the subject matter or parties to the proceedings.

9. REPORTS TO THE SUB-ADVISER. The Fund will provide the Sub-Adviser with such periodic reports concerning the status of the Portfolio Account as the Sub-Adviser may reasonably request.

10. FEES FOR SERVICES. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Fund in accordance with the attached Schedule C.

11. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Fund acknowledges that the Sub-Adviser or one or more of its affiliated persons may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Sub-Adviser, its affiliated persons or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their own respective accounts ("AFFILIATED ACCOUNTS"). Subject to the provisions of
Section 7(b) hereof, the Fund agrees that the Sub-Adviser or its affiliated persons may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the

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advice given or the timing or nature of action taken with respect to the
Portfolio Account, provided that the Sub-Adviser acts in good faith, and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objective and policies of the Portfolio and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio Account may have an interest from time to time, whether in transactions which involve the Portfolio Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Portfolio Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Portfolio Account or otherwise.

12. CERTIFICATE OF AUTHORITY. The Fund, the Adviser and the Sub-Adviser shall furnish to each other from time to time certified copies of the resolutions of their Boards of Trustees/Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Fund, a Portfolio Account, the Adviser and/or the Sub-Adviser.

13. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund or the Adviser, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of its duties under this Agreement. Nothing in this Section 13 shall be construed in a manner inconsistent with Section 17(i) of the 1940 Act.

14. CONFIDENTIALITY. Subject to the duty of the Sub-Adviser, the Adviser and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non-public information pertaining to the Portfolio Account and the actions of the Sub-Adviser, the Adviser and the Fund in respect thereof.

15. ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment. The Sub-Adviser shall notify the Fund and the Adviser in writing sufficiently in advance of any proposed change of control within the meaning of the 1940 Act to enable the Fund and the Adviser to take the steps necessary to enter into a new contract with the Sub-Adviser.

16. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE FUND. The Fund represents, warrants and agrees that:

     a. The Sub-Adviser has been duly appointed by the Board of Trustees of the Fund to provide investment services to the Portfolio Account as contemplated hereby.

     b. The Fund will deliver to the Sub-Adviser a true and complete copy of its then current Prospectus and Statement of Additional Information as effective from time to time and such other documents or instruments governing the investment of the Portfolio Account and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

     c. The Fund is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Fund by applicable law and regulations.

17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISER. The Adviser represents, warrants and agrees that:

     a. The Adviser has been duly authorized by the Board of Trustees of the Fund to delegate to the Sub-Adviser the provision of investment services to the Portfolio Account as contemplated hereby.

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     b. The Adviser is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser by applicable law and regulations.

18. REPRESENTATIONS. WARRANTIES AND AGREEMENTS OF THE SUB-ADVISER. The Sub-Adviser represents, warrants and agrees that:

     a. The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("ADVISERS ACT") or is a "bank" as defined in
Section 202(a)(2) of the Advisers Act.

     b. The Sub-Adviser will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the 1940 Act, the records identified in Schedule B. The Sub-Adviser agrees that such records (unless otherwise indicated on Schedule B) are the property of the Fund, and will be surrendered to the Fund promptly upon request. The Sub-Adviser agrees to keep confidential all records of the Fund and information relating to the Fund, unless the release of such records or information is otherwise consented to in writing by the Fund or the Adviser. The Fund and the Adviser agree that such consent shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities. Notwithstanding the above, the Sub-Adviser may retain a copy of the Fund records identified in Schedule B in order to fulfill its own recordkeeping obligations.

     c. The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Portfolio Account as the Adviser or the Fund may from time to time require to ensure compliance with the 1940 Act, the Internal Revenue Code, applicable state securities laws and applicable statutes and regulations of foreign jurisdictions.

     d. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act and has provided the Fund with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, a senior managing director of the Sub-Adviser shall certify to the Fund that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund, the Sub-Adviser shall permit the Fund, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(d)(1).

     e. The Sub-Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Fund and the Adviser.

     f. The Sub-Adviser will immediately notify the Fund and the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or otherwise. The Sub-Adviser will also immediately notify the Fund and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio.

19. AMENDMENT. This Agreement may be amended at any time, but only by written agreement among the Sub-Adviser, the Adviser and the Fund, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Trustees and, to the extent required by the 1940 Act, the shareholders of the Portfolio in the manner required by the 1940 Act and the rules thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

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20. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date first written above and shall remain in force for a period of time of two years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Fund, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the Board of Trustees or of a majority of the outstanding voting securities of the Portfolio. The aforesaid requirement that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

21. TERMINATION.

     a. This Agreement may be terminated by the Fund (by a vote of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Portfolio), without the payment of any penalty, immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified or otherwise by the Fund, upon sixty (60) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others.

     b. This Agreement may also be terminated by the Adviser or the Sub-Adviser, without the payment of any penalty immediately upon written notice to the other parties hereto, in the event of a material breach of any provision thereof by the party so notified if such breach shall not have been cured within a 20-day period after notice of such breach or otherwise by the Adviser or the Sub-Adviser upon sixty (60) days' written notice to the other parties hereto, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others.

22. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person," "principal underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

23. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed, postage prepaid, to the other parties to this Agreement at their principal place of business.

24. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

25. INDEMNIFICATION. The Adviser agrees to indemnify and hold harmless Sub-Adviser, its officers, directors, agents and employees from any and all liability or expense, including attorneys' fees and disbursements, arising from any demand, claim, suit or other matter, including without limitation a regulatory agency inquiry or investigation, settlement or similar arrangement agreed to in lieu of commencement of litigation or any similar proceeding, arising from the Adviser's misfeasance, bad faith, or failure to perform its duties under this Agreement. The Sub-Adviser agrees to indemnify and hold harmless the Adviser, its officers, directors, agents and employees from any and all liability or expense, including attorneys' fees and disbursements, arising from any demand, claim, suit or other matter, including without limitation a regulatory agency inquiry or investigation, settlement or similar arrangement agreed to in lieu of commencement of litigation or any similar proceeding, arising from the Sub-Adviser's misfeasance, bad faith, or failure to perform its duties under this Agreement. A party seeking indemnification under this Agreement shall promptly give notice to the other party of any litigation, proceeding, investigation or inquiry (the "Action") for which indemnification may be claimed hereunder. The indemnified party will be entitled, at the sole expense and liability of the indemnifying party, to exercise full control of the defense, compromise or settlement of any such Action, unless the indemnifying party, within a reasonable time after the giving of such notice by the indemnified person, (a) admits in writing to the indemnified person the indemnifying party's liability to the indemnified person for such Action under the terms hereof, (b) notifies the indemnified person in writing of the indemnifying party's intention to assume such defense, and (c) retains legal counsel reasonably satisfactory to the indemnified person to conduct the defense of such Action. No indemnified person will settle or compromise any such Action

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for which it is entitled to indemnification under this Agreement without the prior written consent of the indemnifying party, unless the indemnifying party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section.

26. GOVERNING LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

27. ENTIRE AGREEMENT. This Agreement and the Schedules attached hereto embodies the entire agreement and understanding between the parties.




                            [SIGNATURE PAGE FOLLOWS]







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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed, as of the day and year first written above.

                                  WT MUTUAL FUND, on behalf of Wilmington Multi-Manager Large-Cap Fund


                                  By:    /s/ NEIL WOLFSON
                                         ---------------------------------------
                                  Name:  Neil Wolfson
                                  Title: President

                                  ROBECO INVESTMENT MANAGEMENT, INC.


                                  By:    /s/ WILLIAM G. BUTTERLY
                                         ---------------------------------------
                                  Name:  William G. Butterly
                                  Title: Senior Managing Director

                                  By:    /s/ PAUL D. HEATHWOOD
                                         ---------------------------------------
                                  Name:  Paul D. Heathwood
                                  Title: Senior Managing Director

                                  RODNEY SQUARE MANAGEMENT CORPORATION


                                  By:    /s/ JOHN J. KELLEY
                                         ---------------------------------------
                                  Name:  John J. Kelley
                                  Title: Chief Operations Officer




                                       -8-

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                                   SCHEDULE A

                              OPERATING PROCEDURES

                  From time to time the Adviser shall issue written Operating Procedures which shall govern reporting of transactions and other matters so as to facilitate (i) the monitoring of the Fund's compliance with the restrictions and limitations applicable to the operations of a registered investment company and (ii) the preparation of reports to the Board of Trustees, regulatory authorities and shareholders.

                             SUBSTANTIVE LIMITATIONS

A. The Sub-Adviser will manage the Portfolio Account as if the Portfolio Account were a registered investment company subject to the investment objective, policies and limitations applicable to the Portfolio stated in the Fund's Prospectus and Statement of Additional Information, as from time to time in effect, included in the Fund's registration statement or a supplement thereto under the Securities Act of 1933 and the Investment Company Act of 1940 (the "1940 ACT"), as each may be amended from time to time; provided, however, that if a more stringent restriction or limitation than any of the foregoing is stated in Section B of this Schedule, the more stringent restriction or limitation shall apply to the Portfolio Account.

B. The Sub-Adviser shall not, without the written approval of the Adviser, on behalf of the Portfolio Account:

         1. purchase securities of any issuer if such purchase would cause more than 10 % of the voting securities of such issuer to be held in the Portfolio Account (1940 Act ss.5(b)(1); IRC ss.851(b)(4)(a)(ii));

         2.       purchase securities if such purchase would cause:

                  a. more than 3% of the outstanding voting stock of any other investment company to be held in the Portfolio Account (1940 Act ss.12(d)(1)(A)(i)),

                  b. securities issued by any other investment company having an aggregate value in excess of 5% of the value of the total assets in the Portfolio Account to be held in the Portfolio Account (1940
                           Act ss.12(d)(1)(A)(ii)),

                  c. securities issued by all other investment companies (other than Treasury Stock) having an aggregate value in excess of 10% of the value of the total assets of the Portfolio Account to be held in the Portfolio Account (1940 Act ss.12(d)(1)(A)(iii)),

                  d. more than 10% of the outstanding voting stock of any registered closed-end investment company to be held in the Portfolio Account, and by any other investment company having as its investment adviser any of the Sub-Advisers, the Adviser, or any other investment adviser to the Fund (1940 Act ss.12(d)(1)(C));

         3. purchase securities of any insurance company if such purchase would cause more than 10% of the outstanding voting securities of any insurance company to be held in the Portfolio Account (1940 Act ss.12(d)(2)); or

         4. purchase securities of or any interest in any person who is a broker, a dealer, is engaged in the business of underwriting, is an investment adviser to an investment company or is a registered investment adviser under the Investment Advisers Act of 1940 unless

                  a. such purchase is of a security of any issuer that, in its most recent fiscal year, derived 15% or less of its gross revenues from securities-related activities (1940 Act Rule 12d3-l(a)), or

                  b. despite the fact that such purchase is of any security of any issuer that derived more than 15% of its gross revenues from securities-related activities:

                           (1) immediately after the purchase of any equity security, the Portfolio Account would not own more than 5% of outstanding securities of that class of the issuer's equity securities (1940 Act Rule 12d3-1(b)(1));

                           (2) immediately after the purchase of any debt security, the Portfolio Account would not own more than 10% of the outstanding principal amount of the issuer's debt securities (1940 Act Rule 12d3-1(b)(2)); and

                           (3) immediately after the purchase, not more than 5% of the value of the Portfolio Account's total assets would be invested in the issuer's securities (1940 Act Rule 12d3-1(b)(3)).

C. The Sub-Adviser will manage the Portfolio Account so that no more than 10% of the gross income of the Portfolio Account is derived from any source other than dividends, interest, payments with respect to securities loans (as defined in IRC ss.512(a)(5)), and gains from the sale or other disposition of stock or securities (as defined in the 1940 Act ss.2(a)(36)) or foreign currencies, or other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Portfolio's business of investing in such stock, securities, or currencies (IRC ss.851(b)(2)).


Dated:  December 31, 2007

                                   SCHEDULE B

                           RECORD KEEPING REQUIREMENTS

RECORDS TO BE MAINTAINED BY THE SUB-ADVISER:

A. (Rule 31a-l(b)(5) and (6)). A record of each brokerage order, and all other portfolio purchases and sales, given by the Sub-Adviser on behalf of the Portfolio Account for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

         1.       the name of the broker;

         2. the terms and conditions of the order and of any modification or cancellation thereof;

         3.       the time of entry or cancellation;

         4.       the price at which executed;

         5.       the time of receipt of a report of execution; and

         6. the name of the person who placed the order on behalf of the Portfolio Account.

B. (Rule 31a-l(b)(9)). Not applicable in the event the Adviser directs all brokerage transactions. A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases (e.g. execution ability, execution and research) upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

         1.       shall include the consideration given to:

                  a.       the sale of shares of the Fund by brokers or dealers;

                  b. the supplying of services or benefits by brokers or dealers to:

                           (1)      the Fund,

                           (2)      the Adviser,

                           (3)      the Sub-Adviser, and

                           (4)      any person other than the foregoing; and

                  c. any other consideration other than the technical qualifications of the brokers and dealers as such;

         2. shall show the nature of the services or benefits made available;

         3. shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation; and

         4. shall show the name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

C. (Rule 31a-l(b)(10)). A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.

D. (Rule 31a-1(f)). Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Sub-Adviser's transactions with respect to the Portfolio Account.




Dated:  December 31, 2007

                                   SCHEDULE C

                                  FEE SCHEDULE

                  From December 31, 2007 until shareholder approval of this Sub-Advisory Agreement with Robeco Investment Management, Inc. ("Robeco"), the Trust will not pay Robeco for its sub-advisory services hereunder in managing the Portfolio. The following fee schedule will apply only after approval of this Sub-Advisory Agreement by shareholders of the Wilmington Multi-Manager Large Cap Fund. For the services to be provided to the Portfolio pursuant to the attached Sub-Advisory Agreement, the Fund shall pay the Sub-Adviser an annual fee calculated in accordance with the following formula:

                  50 basis points (0.50%) on the first $25 million; 45 basis points (0.45%) on the next $25 million; and 40 basis points (0.40%) on amounts in excess of $50 million.

The fee shall be payable monthly as soon as practicable after the last day of each month based on the average daily net assets of the Portfolio Account and similarly managed assets in the accounts of clients of the Adviser or any of the Adviser's affiliates.


Dated:  December 31, 2007







                                      C-1